Reconciliation from GAAP Operating Income to Pro forma
Operating Income

Note:  Pro forma operating income is a non-GAAP financial measure which is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.  We define pro forma operating income as operating income as reported under GAAP less the amortization of unearned compensation related to long-term incentives.  Pro forma operating income is not a substitute for GAAP operating income.

(In thousands except for percentages)

GAAP Revenue

$35,505

100.0%

GAAP Gross Margin

20,732

58.4%

GAAP Selling, general and administrative

12,310

Proforma adjustment:

   Amortization of unearned compensation related

     to long-term incentives

374

Proforma Selling, general and administrative

11,936

33.6%

GAAP Research and development

4,736

Proforma adjustment:

   Amortization of unearned compensation related

     to long-term incentives

71

Proforma Research and development

4,665

13.1%

GAAP Operating income

3,686

Proforma adjustment:

   Amortization of unearned compensation related

     to long-term incentives

447

Proforma Operating Income

$4,133

11.6%

Three months ended

September 30,

2004